Exhibit (j)
                                                                     -----------


                                                                     JP MORGAN



                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                    Corporate Safekeeping Account Agreement

Account Name:  Harris & Harris Group, Inc.                   Account #: 88659

Gentlemen:

By virtue of the authority contained in the resolutions set forth in the Certificate following this Agreement, we hereby request you to open a custody account in the name of the Corporation and to hold in it, upon the following terms and subject to additional instructions, all funds, securities and other property received by you for our account.

1. Until you receive contrary written instructions from us, you are authorized and directed to:

a. dispose of cash income and principal received by you with respect to this account as follows:

__   credit all income and principal to our checking account; or

__ credit all income and principal to our income and principal custody ledger accounts respectively; balances to be subject only to our written instructions; or

x credit all income and principal to our principal custody ledger account, balances to be subject only to our written instructions; and

b. dispose of fractional interests in stock received by you as a result of stock dividends as follows:

__   buy the additional fractional interest needed to obtain a full share; or

x    sell any fractional interest received

2. You are authorized to:

a. surrender for payment maturing obligations and those called for redemption;

b. exchange securities when the exchange is purely ministerial;

c. accept and open all mail directed to us in your care; and

d. sign for us and in our name any declarations, affidavits or certificates of ownership required for the collection of income or principal on our behalf.

3. We understand and agree that securities in registered form are to be registered in nominee name and that:

a. We will indemnify and hold harmless both you and the nominee from all liability as the bolder of record and will have the same responsibility as if the securities were registered in our name;

b. you will forward stockholders' reports to us only if we specifically request you to do so;

c. in compliance with the Securities and Exchange Commission's Rule 14b-2:

__ you are authorized to release to issuing companies our name, address and share positions (We understand that the issuing companies may provide this information to others); or

x you are not authorized to release to issuing companies our name, address and share positions

d. you are authorized to vote proxies on shares held for our account in accordance with the following instructions (it being understood that we may change these instructions by notifying you prior to the date of a meeting of shareholders):

__ forward all proxies and proxy materials to us, except proxies relating solely, on an uncontested basis, to the election of directors, appointment of auditors and other ordinary business (in which case we authorize you to vote as recommended by management); or

__ forward all proxy materials to us and send the issuer of the shares an abstention or quorum vote only; or

x do not vote on our behalf, but forward all proxies and proxy materials to us.

4. We understand and agree that you will carry out all instructions regarding securities transactions which you receive on our behalf in accordance with generally accepted market practice and that:

a. when you are instructed to receive securities against payment, we will have funds on deposit with you or have made funds available to you in advance for such purpose;

b. you are not under any duty to provide us with investment advice or to supervise our investments; and

c. you may, at your sole discretion, accept orders from us for the purchase or sale of securities and either execute such orders yourselves or by means of a broker or other financial organization of your choice including organizations affiliated with you, subject to the fees and commissions in effect from time to time. You shall not be responsible for any act or omission, or for the solvency of any broker or agent selected by you to effect any transaction for our account including organizations affiliated with you. When instructed to buy securities for which you or an affiliate of yours acts as a dealer, you may buy or sell such securities from or to yourselves as principal, or such affiliate. We are on notice and agree that when you execute an order from me through a broker or other financial organization including affiliated organizations, you may receive a portion of the brokerage commission or other remuneration payable on such execution. The amounts of any such payments to you shall be as agreed from time to time by you and the broker or other financial organization and they shall not appear on any confirmations or other statements, but will be available to us upon our request.

d. you are authorized to accept and act on all instructions received from any of your affiliates to either receive or deliver securities against payment into or from our account and to charge our account any transaction, service or other fee on behalf of such affiliate. In carrying out any such transaction, it is understood that we will not send you separate settlement instructions. We agree to assume all risks which may result from any action taken by you in reliance in good faith on such instructions.

e. you are authorized, until further notice, to receive from and/or deliver to the following broker(s) or their successor(s): SALOMON BROTHERS, INC., MORGAN STANLEY & CO., JOSENTHAL, LYON & ROSS, INC., GOLDMAN, SACHS & CO., LADENBURG THALMANN & CO. INC., ROBINSON-HUMPHREY COMPANY

any securities they may present to you or request to be delivered by you, against payment for our account.

In carrying out any such transactions, it is understood that no confirmation will be mailed to you. The broker, however, will furnish you with instructions through the Depository Trust Company under I.D. #27656 of their purchase or sale. You are to act upon such instructions as may be received by you from time to time from the broker. The broker will be held responsible for the accuracy of the figures and any other details of the transaction instructions.

Advices of all transactions effected under this authorization are to be sent to us in the usual manner.

These instructions may be considered in full force and effect until revoked.

5. We authorize you to deposit any securities held in our account in a book entry account maintained either at the Federal Reserve Bank of New York or in domestic or foreign depositories, clearing agencies or other book entry systems including but not limited to The Depository Trust Company and Euroclear. Such securities may be held in the name of a nominee maintained by you or by any such depository and may be commingled with securities owned by you or others.

6. You are authorized and directed to follow and rely upon all instructions given by us or an attorney-in fact acting under written authority filed with you including, without limitation, instructions given by letter, telephone, facsimile transmissions, telegram, teletype, cablegram or electronic media if you believe them to be genuine. We agree to assume all risks which may result from any action taken by you in reliance in good faith on such instructions. You shall be protected in executing such instructions from an attorney-in-fact prior to receipt by you of notice of the revocation of the written authority of the attorney-in-fact.

7. You are not responsible for any failure or delay either in collecting any monies which may have accrued in connection with any foreign securities or in notifying us of any rights exercisable by us in connection with or of any proceedings affecting such securities. Unless otherwise instructed, all such monies, including income and the proceeds of sales and redemptions, received in a foreign currency will be converted into US Dollars at the prevailing rate of exchange in New York as determined by you for credit in accordance with paragraph 1(a) hereof.

8. We agree to pay you as compensation for your services a fee computed at rates determined by you from time to time and communicated to us in advance and you are authorized and directed to charge to our account the amount due you. You are further authorized and directed to charge to our account all taxes and expenses incidental to the transfer of securities on our behalf. We understand that any dividends automatically credited on the dividend date to our account which are not subsequently received by you from the corporations paying such dividends will be reimbursed to you from our account. We agree that it is our duty to reconcile statements and advices sent to us and that all such statements and advices will be considered final thirty days from the date of dispatch.

9. We hereby pledge to you as security for the payment of any present or future obligation or liability of any kind which we may have to you, all monies, credits, negotiable instruments, bonds, stocks, commercial paper, securities, mortgages, claims, demands, rights, interests and property of every kind which (i) may now or hereafter be in transit to you or any of your affiliates and which belong to us or (ii) are held by you or any of your affiliates for our account or subject to our order (all of which are hereinafter referred to as the "Collateral") and we hereby grant you a lien, right of set-off and security interest in the Collateral.

10. Duplicate statements should be sent to the following parties:

         Name: _______________________________________________________________
         Address:_____________________________________________________________
         _____________________________________________________________________

         Name:________________________________________________________________
         Address:_____________________________________________________________
         _____________________________________________________________________

11. Special Instructions:_____________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

12. This agreement shall be governed by and construed in accordance with the law of the State of New York. It may be terminated by written notice at any time at the option of either party.

Very truly yours,

/s/ Charles E. Harris
-------------------------------------------
Authorized Signature/Title, CHAIRMAN & CEO

Date: May 24, 1994

Tax Identification Number           Address of Record

    13-3119827                      14 West 49th St.
                                    Suite 1430
                                    New York, NY 10020

__________________________________

Accepted:

Morgan Guaranty Trust Company of New York

By: /s/ Morgan Trust Company
    -------------------------------------
Name/Title

I HEREBY CERTIFY to MORGAN GUARANTY TRUST COMPANY OF NEW YORK that at a meeting of the Board of Directors of HARRIS & HARRIS GROUP, INC.___________ ____________________________________________________________________________,
a corporation organized under the laws of the STATE OF NEW YORK duly called and held on the 20th day of MAY 1994, the following resolution was duly adopted and is now in full force and effect:

         RESOLVED that Morgan Guaranty Trust Company of New York is designated as a custodian for the safekeeping of securities of this corporation, such securities to be held and disposed of by the said Trust Company as custodian for this corporation and subject at all times to the instructions of this corporation; that securities so held by the Trust Company may be held, endorsed and delivered in the name or names of its nominee or nominees; and that deposits, purchases, sales and withdrawals of securities into and from the custody account of this corporation may be made upon the written authorization of the following officers of this corporation, when signed in the manner indicated below:

1.       Orders authorizing withdrawal of securities free of payment:
         (Number of signatures required on each instrument) Two
         (1*Manner of signing)___   _________________________________________
         ____________________________________________________________________
         ____________________________________________________________________

2.       Orders authorizing the deposit or withdrawal of securities against payment:
         (Number of signatures required on each instrument) Two
         (1*Manner of signing)________________________________________________
         _____________________________________________________________________
         _____________________________________________________________________

I further certify that the following are duly elected, qualified and acting officers of said corporation:

         Chairman of the Board  /s/ CHARLES E. HARRIS
                                ---------------------------------------------

         President  /s/ ROBERT B. SCHULZ
                    ---------------------------------------------------------

         Chief Financial Officer
         & Senior Vice-President  /s/ J TIMOTHY FORD
                                  -------------------------------------------

         Controller & Vice President  /s/ RACHEL M. PERNIA
                                      ---------------------

         Cashier ____________________________________________________________

         Treasurer __________________________________________________________

         Secretary __________________________________________________________

         Asst. Treasurer ____________________________________________________

         Asst. Treasurer ____________________________________________________

         Asst. Secretary ____________________________________________________

         Asst. Secretary ____________________________________________________

         Asst. Cashier ______________________________________________________

         Trust Officer ______________________________________________________

         Asst. Trust Officer ________________________________________________


IN WITNESS WHEREOF, I have hereunto set my hand as (Controller Secretary) of said corporation and affixed the corporate seal this 26th day of May, 1994.


                                                 ______________________
                                                 Cashier or Secretary
                                                 Controller & Vice President



                                                 (2)**Confirmed by

                                                 ______________________


-----------
(1) *Officers should be designated by title rather than by name. If more than one signature is required, please state what officers are authorized to sign in conjunction with one another.

(2) **Confirmation by another officer is required only in case the Secretary is authorized to sign alone on behalf of the corporation.